AS FILED WITH THE SECURTIES AND EXCHANGE COMMISSION
                      ON AUGUST 12, 1996



                     REGISTRATION NO. 333-8333

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                         _____________
                    POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                         _____________
                       PARACELSIAN, INC.
     (Exact Name of Registrant as Specified in Its Charter)

     Delaware                            16-1399565
(State or Other Jurisdiction             (I.R.S. Employer
of Incorporation or                       Identification
Organization)                              Number)

                   222 Langmuir Laboratories
                    Cornell Technology Park
                     Ithaca, New York 14850
                         (607) 257-4224
      (Address, Including Zip Code, and Telephone Number,
    Including Area Code, of Registrant's Executive Offices)
                 _____________________________
                        Keith A. Rhodes
                       Paracelsian, Inc.
                   222 Langmuir Laboratories
                    Cornell Technology Park
                     Ithaca, New York 14850
                         (607) 257-4224
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                      of Agent for Service)

          Please send copies of all correspondence to:

                      George Lander, Esq.
               Morse, Zelnick, Rose & Lander, LLP
                        450 Park Avenue
                 New York, New York 10022-2605
                  Telephone No. (212) 838-4175
                     Fax No. (212) 838-9190

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
                      ____________________

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box .

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box .X


                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


  Item 14.     Other Expenses of Issuance and Distribution

     Expenses in connection with the issuance and distribution of the securities being registered hereunder other than underwriting commissions and expenses, are estimated below.

  SEC Registration Fee. . . . . . . . . . . . . . $ 1,092.42
  Printing expenses . . . . . . . . . . . . . . . $ 1,000.00*
  Accounting fees and expenses. . . . . . . . . . $10,000.00*
  Legal fees and expenses . . . . . . . . . . . . $11,000.00*
  Miscellaneous expenses. . . . . . . . . . . . . $   407.58*

        Total . . . . . . . . . . . . . . . . . . $23,500.00*
* estimated

  Item 15.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

     The Company's Certificate of Incorporation provides as follows:

      "NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH:  The corporation shall, to the fullest extent permitted by
  Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

  Item 16.  Exhibits

  Exhibit No.       Description

  5.1 Opinion of Morse, Zelnick, Rose & Lander, LLP as to legality of the securities being registered.

  23.1              Consent of Arthur Andersen LLP

  23.3              Consent of Morse, Zelnick, Rose & Lander, LLP
                    (included in Exhibit 5.1)

  25.1              Power of Attorney
  _____________


  Item 17.  Undertakings

     A.   The undersigned Registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                          SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on the 8th day of August 1996.

                              PARACELSIAN, INC.

                              By:  /s/Keith A. Rhodes,
                                   Chairman of the Board, President
                                   and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith A. Rhodes, George Lander, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signatures                            Title               Date



*____________________              Chairman of the Board,
     Keith A. Rhodes               President and Chief
                                   Executive Officer

*____________________              Vice President of Science
     John G. Babish                Secretary and Director

* ________________________         Vice President and Chief
      Arthur A. Koch, Jr.          Financial Officer

* ______________________           Director
     T. Colin Campbell

* ______________________           Director
     Michael A. Gallo

*_______________________           Director
     Bruce Hawley

 _______________________           Director
     James Nichols


*________________________          Director
     Theodore P. Nikolis

*_________________________         Director
     William Warwick

*_________________________         Director
       Jack O'Reilly

By:/s/ Keith A. Rhodes                                      August 8, 1996
           Keith A. Rhodes, Attorney-in-Fact